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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 22, 1999
               (Date of Report - Date of Earliest Event Reported)


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE                                  1-11601                34-1816760
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)          File No.)           Identification No.)


                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of Principal Executive Offices and Zip Code)


                                 (440) 349-1000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5. Other Events
--------------------

         (a) On May 12, 1999, the Company appointed Allen D. Rice, formerly an executive with General Electric Capital Services, Inc., as President. Mr. Rice will assume his position and operating responsibilities effective immediately. The Company entered into an employment agreement with Mr. Rice, dated as of May 12, 1999, set forth as Exhibit 10(i) hereto and incorporated herein by reference.

         (b) As disclosed in the Schedule 13D filed with the Securities and Exchange Commission on April 20, 1999 by Ernest C. Garcia II and Verde Investments, Inc., Sam J. Frankino, majority shareholder of National Auto Credit, Inc. (the "Company"), granted Ernest C. Garcia II a revocable proxy (the "Frankino Proxy") to vote shares in the Company owned or controlled by Mr. Frankino with respect to all matters, except mergers, consolidations, combinations, dispositions or sales of assets of the Company. On the same date, the Company also received from Mr. Garcia a Consent of Stockholders seeking to elect two new directors to the Company's Board of Directors, including Mr. Garcia and Mr. Steven Johnson, as well as a request for certain information regarding the Company. As disclosed in the Schedule 13D filed with the Securities and Exchange Commission on May 12, 1999 by Mr. Gracia and Verde Investments, Inc., Mr. Garcia resigned as proxy under the Frankino Proxy.


         (c) On May 10, 1999, the Company and Mr. Garcia entered into an agreement (the "Option Agreement") pursuant to which the Company acquired an option to purchase the 2,849,630 shares of the Company's common stock beneficially owned by Mr. Garcia. The option is for an initial term of 45 days and is exercisable at price of $1.50 per share. In consideration for the option, the Company paid $1 million, all of which will be credited toward the aggregate exercise price payable by the Company upon exercise of the option. Pursuant to the Option Agreement, Mr. Garcia withdrew the April 20, 1999 Consent of Stockholders. The Option Agreement and the Escrow Agreement entered into in connection with the Option Agreement are set forth as Exhibits 10(j) and 10(l) hereto and are incorporated herein by reference. Concurrent with the grant of the option, an independent director of the Company's Board of Directors obtained a proxy (the "Proxy") to vote all of the shares subject to the option. The Proxy is set forth as Exhibit 10(k) hereto and is incorporated herein by reference.




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Item 7. Financial Statements and Exhibits
-----------------------------------------

         (c)    Exhibits:

                (3) (c) Amended and Restated By-Laws of National Auto Credit, Inc. dated January 14, 1999.

               (10) (i) Employment Agreement dated as of May 12, 1999, between the Company and Allen D. Rice.

               (10) (j) Option Agreement, dated May 10, 1999, by and among the Company, Ernest C. Garcia II (on his own behalf and, for the purposes of certain provisions of the agreement, on behalf of Verde Investments, Inc., in his capacity as President) and Steven Johnson (for purposes of certain portions of the agreement only).

               (10) (k) Irrevocable Proxy of Ernest C. Garcia and Verde Investments, Inc. in favor of Henry Toh, dated May 10, 1999.

               (10) (l) Escrow Agreement, dated as of May 10, 1999, by and among the Company, Ernest C. Garcia II and Gordon, Fournaris & Mammarella, as Escrow Agent.


               (99) (a)    Press release of the Company, dated April 22, 1999.

               (99) (b)    Press release of the Company, dated May 12, 1999.

               (99) (c)    Press release of the Company, dated May 20, 1999.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL AUTO CREDIT, INC.


Date: May 25, 1999                      /s/ Davida S. Howard
      ---------------                   -------------------------------------
                                        Davida S. Howard
                                        Vice President-Finance and Controller




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                                  EXHIBIT INDEX

         Exhibit                                                                   Page
         -------                                                                   ----


         (3)(c)           Amended By-Laws of National Auto Credit, Inc. dated
                          January 14 , 1999.                                        5

         (10)(i)          Employment Agreement dated as of May 12, 1999, between
                          the Company and Allen D. Rice.                           24

         (10)(j)          Option Agreement, dated May 10, 1999, by and among the
                          Company, Ernest C. Garcia II (on his own behalf and,
                          for the purposes of certain provisions of the
                          agreement, on behalf of Verde Investments, Inc., in
                          his capacity as President) and Steven Johnson (for
                          purposes of certain portions of the agreement only).     38

         (10)(k)          Irrevocable Proxy of Ernest C. Garcia and Verde
                          Investments, Inc. in favor of Henry Toh, dated May 10,
                          1999.                                                    43

         (10)(l)          Escrow Agreement, dated as of May 10, 1999, by and
                          among the Company, Ernest C. Garcia II and Gordon,
                          Fournaris & Mammarella, as Escrow Agent.                 44


         (99)(a)          Press release of the Company, dated April 22, 1999.      50

         (99)(b)          Press release of the Company, dated May 12, 1999.        51

         (99)(c)          Press release of the Company, dated May 20, 1999.        53



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